Exhibit 10.16

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

401 North Cattlemen Road, Suite #200

Sarasota, Florida 34232

First Addendum to Employment Agreement

Pursuant to Section 1 of the Employment Agreement (“Agreement”) made effective as of December 20, 2021, by and between Trump Media & Technology Group Corp (“Company”) and Andrew Northwall (“Employee”), Company and Employee acknowledge that that the initial Term of Agreement has concluded, and the Agreement has automatically renewed for an additional one-year term.

EMPLOYEE	COMPANY

Signature: /s/ Andrew Northwall	Signature: /s/ Scott Glabe
Name: Andrew Northwall	Name: Scott Glabe
Date: 12/29/2023	Date: 12/30/2023